UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 24, 2024 (September 20, 2024)

ALASKA AIR GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-8957	91-1292054
(Commission File Number)	(IRS Employer Identification No.)

19300 International Boulevard	Seattle	Washington	98188
(Address of Principal Executive Offices)			(Zip Code)

(206) 392-5040
(Registrant's Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker Symbol	Name of each exchange on which registered
Common stock, $0.01 par value	ALK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

This document is also available on our website at http://investor.alaskaair.com.

Item 1.01 Entry into a Material Definitive Agreement

On September 20, 2024, Alaska Air Group, Inc. (the “Company”), entered into an amended and restated credit agreement (the “Revolving Credit Facility”) with Alaska Airlines, Inc. (“Alaska”), as borrower, the lenders party thereto and Citibank, N.A. acting as the administrative agent (the “Administrative Agent”), for an initial commitment amount of $850 million, subject to borrowing base availability. The Revolving Credit Facility contains an accordion feature under which the aggregate commitments can be increased up to $1.25 billion upon our request and subject to certain conditions. The Company and its wholly-owned indirect subsidiary, Hawaiian Airlines, Inc. (“Hawaiian”) act as guarantors under the Revolving Credit Facility.

The Revolving Credit Facility amends and restates in its entirety Alaska’s existing credit agreement, dated as of March 31, 2010 (as amended from time to time). The Revolving Credit Facility will mature on September 20, 2029. Alaska has not drawn under the Revolving Credit Facility as of the date of this report.

Borrowings under the Revolving Credit Facility bear interest at a variable rate equal to Term SOFR (as defined in the Revolving Credit Facility), or another market rate, in each case plus a variable margin based on a corporate ratings grid ranging from 1.00% to 1.625%, in the case of Term SOFR loans, and 0.0% to 0.625%, in the case of loans at other market rates.

The Company and its subsidiaries may pledge the following types of assets as collateral (“Collateral”) to secure Alaska’s obligations under the Revolving Credit Facility: (i) route authorities to operate scheduled service between any international airport located in the United States and any international airport located in any country other than the United States, (ii) take-off and landing rights at foreign and domestic airports, including at John F. Kennedy International Airport, LaGuardia Airport and Ronald Reagan Washington National Airport (including to the extent necessary at the relevant time for servicing scheduled air carrier service authorized by an applicable pledged route authority), (iii) rights to use or occupy space at airport terminals, to the extent necessary at the relevant time for servicing scheduled air carrier service authorized by an applicable pledged route authority and/or utilizing any pledged slots, (iv) certain eligible aircraft, (v) certain eligible aircraft engines, (vi) certain eligible aircraft spare parts, (vii) flight simulators and flight training devices, (viii) ground support equipment and (ix) cash and cash equivalents. The Revolving Credit Facility provides for the release of the lien on the Collateral if the Company or Alaska receives an investment grade rating with stable outlook from at least two of the three rating agencies (such date on which the collateral release conditions are met, the “Collateral Release Date”).

The Revolving Credit Facility provides for customary representations and warranties and affirmative and negative covenants, including, among other things, (i) restrictions on the Company’s, Alaska’s and Hawaiian’s ability to merge, consolidate or sell assets, (ii) prior to the Collateral Release Date, restrictions on Alaska’s and Hawaiian’s ability to dispose of Collateral and, (iii) after the Collateral Release Date, restrictions on Alaska’s and Hawaiian’s ability to place liens on, or to sell or otherwise dispose of, a designated pool of assets (as adjusted by Alaska from time to time pursuant to the Revolving Credit Facility, the “Pool Assets”).

Prior to the Collateral Release Date, the covenants under the Revolving Credit Facility require Alaska to maintain a minimum ratio of the borrowing base of the Collateral (determined as the sum of a specified percentage of the appraised value of each type of Collateral) to outstanding obligations under the Revolving Credit Facility of not less than 1.0 to 1.0. After the Collateral Release Date, the covenants under the Revolving Credit Facility will include the requirement that the Company (i) maintain a minimum Fixed Charge Coverage Ratio (as defined in the Revolving Credit Facility) of at least 1.25:1 and (ii) maintain a minimum ratio of the appraised value of the Pool Assets to outstanding obligations under the Revolving Credit Facility of not less than 1.25 to 1.0.

In addition, so long as any loans or interest on any loans are outstanding under the Revolving Credit Facility, the Company and its subsidiaries must maintain unrestricted cash and cash equivalents aggregating not less than $500 million.

The representations, warranties and covenants contained in the Revolving Credit Facility were made only for purposes of the Revolving Credit Facility and as of the specific date (or dates) set forth therein and were solely for the benefit of the parties to the Revolving Credit Facility and are subject to certain limitations as agreed upon by the contracting parties. The Revolving Credit Facility contains events of default customary for similar financings.

The description of the Revolving Credit Facility contained in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the Revolving Credit Facility, which will be filed with the Securities and Exchange Commission and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

On September 20, 2024, the Company terminated the HA Revolving Credit Facility (as defined herein) in connection with the Company’s entry into the Revolving Credit Facility. The information set forth in Item 2.03 of this Current Report on Form 8-K relating to the HA Revolving Credit Facility is incorporated by reference into this Item 1.02.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

As previously disclosed, on December 2, 2023, Alaska entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Hawaiian Holdings, Inc., a Delaware corporation (“Hawaiian Holdings”), and Marlin Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Alaska (“Merger Sub”). On September 18, 2024, pursuant to the Merger Agreement, Merger Sub merged with and into Hawaiian (the “Merger”), with Hawaiian surviving as a wholly owned subsidiary of Alaska. As a result of the consummation of the Merger, on a consolidated basis, the Company’s indebtedness includes (i) all of Hawaiian’s obligations under the Amended and Restated Credit and Guaranty Agreement (the “HA Revolving Credit Facility”) dated as of August 17, 2022 among Hawaiian, as borrower, Hawaiian Holdings, as guarantor, the lenders named therein and Citibank, N.A., as administrative agent, which was undrawn as of September 18, 2024 and (ii) all of Hawaiian’s outstanding $6.3 million aggregate principal amount of 5.750% Senior Secured Notes due 2026 (the “2026 Notes”) and $984.9 million aggregate principal amount of 11.000% Senior Secured Notes due 2029 (the “2029 Notes” and together with the 2026 Notes, the “Hawaiian Loyalty Notes”).

The description of the Hawaiian Loyalty Notes provided in Item 1.01 of Hawaiian Holdings’ Current Report on Form 8-K filed on July 26, 2024 is incorporated by reference into this Item 2.03. The description of the HA Revolving Credit Facility provided under the heading “Revolving Credit Facility” in Note 9 to the Consolidated Financial Statements in Hawaiian Holdings’ Form 10-K for the year ended December 31, 2023 is incorporated by reference into this Item 2.03.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 8.01 Other Events

On September 23, 2024, the Company issued a press release announcing that it launched a proposed senior secured term loan facility and that it intends to issue additional pari passu senior secured debt (collectively, the “Mileage Plan Financing”). The aggregate principal amount of the Mileage Plan Financing is expected to be $1.5 billion. The borrower under the Mileage Plan Financing is AS Mileage Plan IP Ltd., an exempted company incorporated with limited liability under the laws of the Cayman Islands and an indirect, wholly owned subsidiary of the Company.

The Mileage Plan Financing will be (i) fully and unconditionally guaranteed on a senior secured basis, jointly and severally, by Alaska and AS Mileage Plan Holdings Ltd. (“HoldCo”) and on an unsecured basis by the Company (together, the “Guarantors”) and (ii) secured, on a first-priority basis, by the Guarantors’ right, title and interest in certain collateral associated with Alaska’s customer loyalty program, Alaska Airlines Mileage Plan™.

A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference. In addition, on September 24, 2024, the Company issued a lender presentation in connection with the Mileage Plan Financing. A copy of the lender presentation is furnished herewith as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit 99.1	Press Release of the Company announcing the Mileage Plan Financing, dated September 23, 2024.
Exhibit 99.2	Lender Presentation, dated September 24, 2024.
104	Cover Page Interactive Data File - The cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

Forward-Looking Statements

Forward-Looking Statements in this report and certain oral statements made from time to time by representatives of the Company contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those sections. Forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management. All statements other than statements of historical facts are “forward-looking statements” for purposes of these provisions. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “predict,” “potential,” and similar expressions intended to identify forward-looking statements. Forward-looking statements include, without limitation, statements regarding the Company’s intentions and expectations regarding revenues as well as statements regarding the Mileage Plan Financing described in this report. Such forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements.

Factors include, among others, risks include competition, labor costs, relations and availability, general economic conditions including those associated with pandemic recovery, increases in operating costs including fuel, inability to meet cost reduction, ESG and other strategic goals, seasonal fluctuations in demand and financial results, supply chain risks, events that negatively impact aviation safety and security, and changes in laws and regulations that impact our business and other factors, as described in the Company’s filings with the Securities and Exchange Commission, including the detailed factors discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and the Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2024 and June 30, 2024.

All forward-looking statements speak only as of the date made, and we undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this report. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. Risks or uncertainties (i) that are not currently known to us, (ii) that we currently deem to be immaterial, or (iii) that could apply to any company, could also materially adversely affect our business, financial condition, or future results. Additional information concerning certain factors is contained in the Company’s Securities and Exchange Commission filings, including but not limited to the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALASKA AIR GROUP, INC.
Registrant

Date: September 24, 2024

/s/ Kyle B. Levine
Kyle B. Levine
Senior Vice President, Legal, General Counsel and Corporate Secretary